EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Community Shores Bank Corporation

Muskegon, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 31, 2015, relating to the consolidated financial statements of Community Shores Bank Corporation, which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Grand Rapids, Michigan

June 25, 2015